Exhibit 1.3

Authorisation Code : 403374904502 www.verify.gov.ky 15 September 2025 CT - 383460 Certificate of Incorporation on Change of Name Given under my hand and Seal at George Town in the Island of Grand Cayman this 15th day of September Two Thousand Twenty - Five An Authorised Officer, Registry of Companies, Cayman Islands . I DO HEREBY CERTIFY that Majestic Ideal Holdings Ltd having by Special resolution dated 12th day of September Two Thousand Twenty - Five changed its name, is now incorporated under name of Ping An Biomedical Co., Ltd.